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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No. 333-71593, Amendment #2) of our report dated February 19, 1999, on our audits of the financial statements and financial statement schedules of Carrols Corporation (a wholly owned subsidiary of Carrols Holdings Corporation). We also consent to the references to our firm under the caption "Experts".

PRICEWATERHOUSECOOPERS LLP

/s/ PRICEWATERHOUSECOOPERS LLP

Syracuse, New York
April 2, 1999.